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                                                                      EXHIBIT 21

         THE WENDT-BRISTOL HEALTH SERVICES CORPORATION AND SUBSIDIARIES
                        SUBSIDIARIES OF THE REGISTRANT



         NAME                        STATE OF        OWNERSHIP OF
                                     INCORPORATION   VOTING SECURITIES
Consolidated Subsidiaries:

The Wendt-Bristol Company            Delaware        100% by The Wendt-Bristol
("Wendt-Bristol")                                    Health Services Corporation

Wendt-Bristol Home Health Care       Ohio            100% by Wendt-Bristol
Company

Wendt-Bristol Diagnostics            Ohio            85.5% by Wendt-Bristol
Company

Wendt-Bristol Organizational L.P.,   Ohio            100% by Wendt-Bristol
Inc.

1275 Olentangy River Road            Ohio            Wendt-Bristol is the sole
Limited Partnership (1) (2)                          general and limited partner

Wendt-Bristol Diagnostics            Delaware        Wendt-Bristol Diagnostics
Company L.P. (1)                                     Company is the sole general
                                                     partner

Consolidated Medical Services,       Ohio            100% by Wendt-Bristol Home
Inc.                                                 Health Care Company

Cmsi Medco Limited Partnership       Ohio            Consolidated Medical
(1)(2)                                               Services is the sole
                                                     general partner

American Living Centers, Inc.        Ohio            100% by Wendt-Bristol

American Care Center, Inc.           Ohio            100% by American Living
dba Bristol House of Columbus                        Centers, Inc.

Ethan Allen Care Center, Inc.        Ohio            100% by American Living
dba Bristol House of Springfield                     Centers, Inc.

Congress Liquors, Inc. (2)           Florida         100% by Wendt-Bristol

Health America, Inc.                 Ohio            100% by Wendt-Bristol
dba The Wendt-Bristol Center                         Diagnostics Company

American Hospital of Athens, Inc.    Ohio            100% by Health America,
(2)                                                  Inc.

Wendt-Bristol Acquisition, Inc.      Ohio            100% by Wendt-Bristol

Wendt-Bristol Acquisition LLC        Delaware        100% by Wendt-Bristol
(3)

(1) Limited Partnership

(2) Inactive

(3) Limited Liability Company